 Exhibit 10.4

Contract granting the rights to lease the land (Leasing Agreement)

Russian Federation, Krasnodar Region, City of Sochi.

№ 4900003888         dated May 22, 2006

Administration of City of Sochi (further called the “Landlord”), represented by  the Chairman of Administration Properties Management Committee of the city of Sochi, Armen Sergeevich Melkumov, from one site, acting on the basis of the Decision of Mayor of Sochi from 04/28/2006 №890 “About the delegation of powers on the conclusion of contracts of lease of the ground areas”, based on the Decision  of Mayor of Sochi from 12/10/2001 № 697 “ about transfer of functions concerning regulation of land-legal relations to committee on management of property of Sochi», the decision of Governor of Krasnodar Region from 05/18/2002 № 529 “About the order of definition of the size of a lease for the land of a state ownership in territory of Krasnodar territory”, decision of the Mayor of Sochi from 10/02/2002 № 593 “About the order of definition of the size of a lease for the land of a state ownership in territory of Krasnodar territory”, (further called the "Tenant"), represented by the Director Victoria Anatolievna Sarakashish, acting on the basis of the Charter, from another site, and in accordance with the decision of Mayor of Sochi from 02/05/2003 №73/12, from 04/05/2006 №628 entered into the following agreement:

1. SUBJECT OF THE CONTRACT.

1.1. Based on this contract Landlord is transferring, and Tenant is leasing a lot of land equal to 3,706 (three thousand seven hundred six) sq.m that will be used for the development of 84-units residential apartment building with commercial offices on the first floor, as well as attached to the building, store and outside general-use parking lot for 30 cars, located at: Kurortniy prospect, near by the building № 105/5 in Khostinskii region, city of Sochi. The lot of the land named above is located within the city limits, at the second zone of a sanitary protection of a resort. Zoning of the lot of the land – for residential settlement (construction). The cadastre № 23:49:03 02 031:0093.

1.2.           The lot of the land mentioned in paragraph 1.1 has been given to the Tenant on March 1, 2003 without any other documents related to the transfer of this asset.

1.3.           The lot of the land is meant to be used for the development of 84-units residential apartment building with commercial offices on the first floor, as well as attached to the building, store and outside general-use parking lot for 30 cars
Further development of buildings (new), as well as renovation and functional changes of the existing buildings and other objects are not permitted without special approving documentation.

2. TERMS AND CONDITIONS OF THE CONTRACT.

2.1.           The existing contract considered to be valid from the date of the government registration and up until March 1, 2011.

2.2.           The termination of this Contract does not relieve parties from the responsibility for its infringement.

2.3.           Conditions of the present contract extend on legal relations of the parties since March, 1st, 2006.

3. LEASE PAYMENT.

3.1. Calculation of a lease payment is valid from March, 1st, till March, 1st, 2011.

3.2. The lease amount for the lot of the land is specified in addendum to this contract.

3.3. Following the existing contract lease payment has to be made for each quarter and presented as a separate before 10th of the last month of the quarter: lease and penalties have to be paid separately. All payments for 4th quarter have to be made before November 10th of the existing year. Lease payment by one payment document under the several contracts is not allowed.

3.4.           Lease payment and penalties are being paid by the method of money transfer into the following bank account:
Account № 401 018 103 000 000 100 13 BIK 040349001 GRKC GU Bank of Russia in Krasnodar Region, city of Krasnodar. Beneficiary’s INN: 230 807 75 53 UFK in Krasnodar Region (Department of Property Relations of Krasnodar Region). Payment code - 82111105012010012120.  OKADO code - 03426000000. KPP 230801001.)

3.5.           The amount of annual lease payment is set and effective from the date of this contract; in the future this amount can be change by the Landlord unilaterally based on inflation, price elasticity, changes and addendums to the regulatory and legal norms of Russian Federation, Krasnodar Region and local municipality, as well as it stated in section 5.2.17. Changes in the amount of lease payment are the subject to the addendum to this contract that has to be signed by both parties. In case Tenant will not be willing to sign this addendum, it has to be signed by the Landlord only.

3.6.           The lease payment is being calculated based on the amount of annual lease payment from the actual date of transfer of the land lot for each day of the actual use of the land.

3.7.           The fact that the Tenant is not using the land does release him from making lease payments.

4.  LANDLORD: RIGHTS AND RESPONSIBILITIES.

4.1.           Landlord’s rights:

4.1.1.           Landlord may require to cancel the existing contract in cases when the lot of land is being misused for the purposes that are not covered by this contract, as well in other uses that may cause the damage of the land, not payment of lease fee for over 6 months, plus other instances covered by the law and other legal acts.

4.1.2.           Landlord has an unlimited access to the lot of land leased by the Tenant with the purpose to observing the terms and conditions of this contract applicable to the use of the lot.

4.1.3.           Landlord has the right to be compensated for the losses resulting from deterioration and ruining the ecological environment of the lot of land based on Tenant’s operations on the lot, as well as other bases covered by the law of Russian Federation.

4.1.4.           Landlord has the unilateral right to notifying the Tenant about all changes and addendums to this contract followed by the changes in the Russian Federation law.

4.1.5.           Landlord has the right to control over use and security of the site.

4.2.           Tenant’s rights:

4.2.1.           Fulfill all obligations within the existing contract.

4.2.2.           To not interfere with the Landlord administrative activities if it does not contradict conditions of the existing contract and the curlease legislation.

4.2.3.           Do not transfer the rights to the third parties on use of a site, the natural resources which are being on a site without an agreement of the tenant.

4.2.4.   Be informed in a timely manner on changes the lease payment in writing by the notice or publication in periodicals.

5. THE RIGHTS AND RESPONSIBILITIES OF THE PARTIES.

5.1. The tenant has the following rights:

5.1.1. To use the land lot in accordance to conditions of the present contract.

5.1.2. At the conclusion of the contract for the term of till five years, only with the consent of арендодателя, to transfer the rights and responsibilities under the contract to the third party, including transferring the lease rights to the mortgage and to bring them as the contribution in the equity capital of any business entities or societies or a share in a operating co-op.

5.1.3. To transfer in sublease the land lot or its part to individuals or institutions based on the conditions which are not beyond the present contract, only with the consent of the Landlord.

5.1.4. After the expiration of this contract in the priority order before other persons to complete the contract of lease based on the new terms and conditions agreed by the parties on the written notice sent to the Landlord not later than for three months prior to the contract term expirations, except for the cases stipulated by existing legislation of the Russian Federation.

5.1.5. To demand early cancellation of the contract in cases, when:
- Landlord creates obstacles in the use of the site;
- The given site has the damages that prevent from using this site, about which Tenant did not know at the moment of the signing of the contract;

5.1.6. Carrying independently operating activities on the site according to the general purposes and conditions based on which the site has been given.

5.2. The tenant is obliged:

5.2.1. To carry out in full all treaty provisions.

5.2.2. To observe the established mode of use of the land of the second zone of sanitary protection of the Resort, according to the mode of use established by the legislation about specially protected natural habitats (park zones, etc.).

5.2.3.В течение двух месяцев со дня подписания договора произвести его государственную регистрацию в главном управлении федеральной регистрационной службы по Краснодарскому краю. После государственной регистрации в десятидневный   срок представить арендодателю подлинник зарегистрированного договора аренды земли.

5.2.3. Within two months from the date of signing of this contract to make its State Registration in central administrative board of federal registration service on Krasnodarskii region. After the State Registration in ten-day period present the original of the registered contract of lease of the land to the Landlord.

5.2.5.Каждый   год   в   период  с   1   декабря   по   1   марта   производить  сверку   платежей   с
Арендодателем,  с  пересмотром  арендных  платежей  и  методики  расчета в соответствии  с
порядком, установленным п.3.5.

5.2.4. In due time to make lease payment in full for the site according to item 3 of the existing contract without getting invoices from the Landlord.

5.2.5. Every year during from December, 1 to March, 1 to verify payments received with the Landlord, and further revise lease payments and payment procedures according to the order established in item 3.5.

5.2.6. Within 10 days after publication in periodicals by Landlord the information on all changes of base rates of a lease, correction factors to it, payment procedures or receptions of the written notices, must address the Landlord for any recalculation of the lease payment and signing of the amendment. Before signing the amendment the tenant independently settles an invoice and makes payments based on new rates.

5.2.8.При  эксплуатации  земельного  участка  строго  соблюдать  требования   федерального, краевого   законодательства и нормативно-правовых актов органов местного самоуправления г. Сочи.

5.2.7. By the landlord demand to present a copy of the payment document, confirming a transfer of a lease payment.

5.2.8. During the operations on the land lot strictly comply with requirements of federal, regional legislation and regulatory and legal acts of institutions of local government of Sochi.

5.2.9. To use the land lot strictly according to a special-purpose designation reviewed in stipulations §§ 1.1, 1.3, in the ways that should not harm surrounded environment, including the land and its natural resources.

5.2.10.Беспрепятственно допускать на участок арендодателя, его законных представителей и органы контроля  над использованием  и  охраной  земель с  целью его осмотра на предмет соблюдения условий настоящего договора.

5.2.10. Allow the Landlord on the site at any time, as well as his lawful representatives and controlling bodies over use and protection of the land with objective of its survey related to the compliances with conditions of the present contract.

5.2.11.Не  допускать  действий,   которые   могут  привести   к  ухудшению  состояния   земли, экологической и санитарной обстановке города, не совершать нарушения прав и законных интересов других землепользователей, землевладельцев и арендаторов земельных участков, не допускать нарушения функционирования  находящихся в пределах границ участка инженерных коммуникаций, сетей, сооружений, дорог, проездов и т.д.

5.2.11. Do not allow actions that can lead to deterioration of the land conditions, the ecological and sanitary conditions of the city, not make any infringements of the rights and legal interests of other land users, land owners and tenants of the land areas, not to allow infringements of functioning being within the limits of borders of a site engineering communications, networks, constructions, roads, overpasses, etc.

5.2.12. To eliminate at own expense the changes made on a site without the consent of the Landlord, under its first (written) requirement.

5.2.13. To compensate losses to the Landlord in case of deterioration of qualitative characteristics of the Site and the ecological conditions caused as a result of economic and others Activity.

5.2.14. To satisfy requirements of the corresponding governing bodies of a condition of operation of underground and on the ground communications, allow without any limitations on the site governing bodies to do all the works related to their repair, service, operation and maintenance, do not allow actions,  including shoddy constructions, corridors for engineering networks and the communications which are running through a site.

5.2.15. To carry out undertakings on rejuvenation of the land lot, to perform works that improve the territory.

5.2.16. To develop residential and other buildings, structures, constructions according to the special-purpose of the use of the land lot, only with the consent of the Landlord and at the availability of the appropriating allowing documentation, which needs to comply with requirements of the town-planning rules, building, ecological, sanitary-and-hygienic, fire-prevention and other rules, specifications.

5.2.17. During the change of a special-purpose designation of buildings, structures, constructions (or their parts), located on a site, one must notify the Landlord for modifications in the contract and for recalculation of a lease.

5.2.18. In case of sale of the object of the real estate or its part, being on the land lot leased under the given contract, tenants are obliged to notify the landlord in writing two weeks prior to the event.

5.2.19. In case of transferring of the rights to a building, a structure, a construction, or facility in them to another individual, one must make lease payment prior to the cancellation of the contract.

5.2.20. In case of transfer of the rights and responsibilities under this lease contract to the third party, including the transfer of the lease rights in the mortgage and entering as the contribution to the authorized capital in another business entity or organization, or the advance payment in operating co-op, one must notify in writing, within ten days the landlord with the instruction of the name and requisites of the individual to which the rights were transferred, dates of their transition and legal land of transfer the rights and responsibilities the third parties with the exhibit of material evidence (for the contracts signed for the term of more than five years).

5.2.21. To inform the landlord in writing not later than for three months about the forthcoming clearance of the land lot both in connection with the termination of validity of the contract, and at its clearing prior to termination of this contract.

5.2.22. At the termination of validity of the contract or its cancellation tenants are obliged transfer the site to the landlord in its original condition, after releasing it three days before.

5.2.23. To send the written notice to the landlord not less than ninety calendar days prior to the termination of validity the contract specified in item 2.1. of the contract about cancellation of the lease contract, or about the signing lease contract for a new term.

5.2.24. In cases of change of the name, the legal address, contact phones, and also changes of bank and other requisites, one must notify the landlord in writing two weeks prior to the event;

5.2.25. In case of liquidation of the legal entity (Tenant) by the way based on the item 61 ГК the Russian Federation last is obligated during 7 days from the date of decision-making on liquidation to notify in writing the landlord and also to make all outstanding lease payments into the budget based on the amount of the lease before the cancellation of the contract;

5.2.26.  Landlord is obligated to obey all laws and regulations of the legal system of Russian Federation.

5.3. The tenant has not the right:

5.3.1. To transfer the leased site in sublease without the written approval of the landlord.

5.3.2. To break the existing water-flow and to change a cross-section structure of the Site without the permission of the appropriate governing bodies.

5.3.3. To break engineering networks and the communications, which are being or passing through the site, and also to block corridors of passage of engineering networks and communications with temporary capital buildings and constructions without the coordination when due hereunder.

5.3.4.Использовать возведенные здания, строения, сооружения до получения утвержденного
акта приемки объекта государственной комиссией.

5.3.4. To use the developed buildings, structures, constructions before the approval of the certificate of acceptance of object by the state commission.

6. The responsibilities of the parties.

6.1. For infringement of treaty provisions the guilty party bears civil, administrative and the criminal liability stipulated by the legislation of the Russian Federation.

6.2. For infringement of terms of lease payment under the contract, established in item 3.2. the tenant pays late fees to the landlord at the rate of 0,05 % from the size of late payment amount of the lease for each calendar day of delay.

6.3. After term of the present contract all buildings, constructions, constructions and other objects developed without the corresponding permits and the consent of the landlord, will become a property of the landlord.

6.4. Force-majeur circumstances.
The parties are relieved from the responsibility for default of obligations under the present contract if such default was consequence of action of force majeure: flooding, earthquakes, a landslip and other acts of nature, and also wars. In case of action of the above-stated circumstances over two months, the present contract has the right to terminate sides.
The burden that proofs existence of force-majeur circumstances become a measure of the party, which requires to be freed from the responsibility due to their approach.

6.5. In case of late return by the tenant of the site to the landlord after the termination of this contract, the tenant pays a lease for all time of delay.

7. Consideration and settlement of disputes.

7.1. Agrarian and the receivership proceeding arising during realization of the present contract, are resolved according to the legislation of the Russian Federation.

8. Change, cancellation and the termination of the contract.

8.1. Any changes and additions to the present contract (except for §3.5.) are made in writing, signed by both parties and are a subject to the state registration unilaterally.
In default or evasion of the party from signing the additional agreement dispute is considered by way of, established §7.1 of this contract.

8.2. Change of terms of this contract, its cancellation and the termination is allowed in cases of default to the requirements described by item 4 and 5 of the existing contracts under the agreement of parties or in the court of law.

8.3. Termination of the contract under the initiative of the landlord is allowed in cases, stipulated by the existing legislation of the Russian Federation.

8.4. The term of this contract stops upon expiration of the term specified in item 2.1. of the present contract. The contract is not a subject to prolongation, at the same time the tenant has the right to raise issue of the renewal of the contract for new term.

8.5. At the termination of the term of the contract or its cancellation the tenant is obliged to transfer the site to the landlord in a condition and quality is not worse initial without any others documents on the property, having released it in time no more than three days.

9. Other conditions.

9.1. Non-use of the land lot within the limits of the construction permit is regarded as wrongdoing  and is the basis for recalculation lease payments, which may include the corresponding correction factor (except for cases, when a longer term is stipulated by the Contract).

9.2. The mutual relations of the parties which have been not settled by the present contract, are regulated by the existing legislation.

9.3. The parties confirm and guarantee, that at date of signing the present contract there are no circumstances of any sort that can form the basis for termination of the contract. Each of the parties confirms, that they have received all necessary sanctions for the introduction into the present contract of lease, also that the persons who have signed it, are authorized on it.

9.4. The present contract is not a subject to publicity.

9.5. The expenses related with the state registration of the present contract, as well as changes and additions to it are assigned to the tenant.

9.6. The present contract is made in four copies having an equal legal validity, also are given:

1 copy - to the Tenant;
2 copy – to the Landlord;
3 copy - to the state registration agency;
4 copy - Management Committee of property of administration of city Sochi.